UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2024

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

As previously reported, on May 16, 2024, Agrify Corporation, a Nevada corporation (the “Company”) entered into the Agreement and Plan of Merger (the “Merger Agreement”) with Nature’s Miracle Holding Inc. (the “Nature’s Miracle”) (NASDAQ: NMHI) and NMHI Merger Sub, Inc., a wholly owned subsidiary of Nature’s Miracle (“Merger Sub”, and the Company, Nature’s Miracle and Merger Sub collectively, the “Parties”).

On May 19, 2024, the Parties entered into a mutual termination and release agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the Parties agreed to mutually terminate the Merger Agreement, subject to the representations, warranties, conditions and covenants set forth in the Termination Agreement. The Termination Agreement contains mutual releases by all Parties thereto, for all claims foreseen or unforeseen, relating to and arising out of, or relating to the Merger Agreement.

The foregoing description of the Termination Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Debt Purchase Agreement

As previously reported, on May 16, 2024, Nature’s Miracle entered into the Debt Purchase Agreement (the “Debt Purchase Agreement”) with CP Acquisitions, LLC (“CP”) and GIC Acquisition LLC (“GIC”). GIC is owned by Raymond N. Chang, the current Chief Executive Officer of the Company, and CP is owned by Mr. Chang and by I-Tseng Jenny Chan, a current director of the Company. Nature’s Miracle, CP, GIC, Mr. Chang and Ms. Chan are collectively referred to as the “Debt Purchase Agreement Parties”.

On May 19, 2024, the Debt Purchase Agreement Parties entered into a mutual termination and release agreement (the “Debt Purchase Termination Agreement”). Pursuant to the Debt Purchase Termination Agreement, the Debt Purchase Agreement Parties agreed to mutually terminate the Debt Purchase Agreement, subject to the representations, warranties, conditions and covenants set forth in the Debt Purchase Termination Agreement. The Debt Purchase Termination Agreement contains mutual releases by all Debt Purchase Agreement Parties thereto, for all claims foreseen or unforeseen, relating to and arising out of, or relating to the Debt Purchase Agreement.

The foregoing description of the Debt Purchase Termination Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Debt Purchase Termination Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Merger Agreement and the Debt Purchase Agreement is incorporated by reference herein and made a part hereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2024 (the “Effective Date”), Leonard Sokolow notified the Board of Directors (the “Board”) of the Company that he will resign as a member of the Board and its committees, effective as of the Effective Date, to focus his efforts on his other professional commitments. Mr. Sokolow’s resignation did not result from any disagreement regarding the Company’s operations, policies or practices.

Item 8.01. Other Events.

On May 20, 2024, the Company issued a press release announcing the termination of the Merger Agreement. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 8.01 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Termination Agreement, dated as of May 19, 2024, by and among Nature’s Miracle Holding Inc., NMHI Merger Sub, Inc. and Agrify Corporation.
10.2	Debt Purchase Termination Agreement, dated as of May 19, 2024, by and among Nature’s Miracle Holding Inc., NMHI Merger Sub, Inc. and Agrify Corporation.
99.1*	Press Release dated as of May 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: May 20, 2024	By:	/s/ Raymond Nobu Chang
Raymond Nobu Chang
Chief Executive Officer

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